UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  12/02/2004

NUTRI SYSTEM INC /DE/
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-28551

DE	23-3012204
(State or Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

202 Welsh Road
Horsham, PA 19044
(Address of Principal Executive Offices, Including Zip Code)

215 706 5302
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 2.01.    Completion of Acquisition or Disposition of Assets

On December 2, 2004, NutriSystem Inc. acquired all of the issued and outstanding membership interests of Slim and Tone, LLC, a Pennsylvania limited liability company. The purchase price consisted of $1 million cash at closing and an additional $900,000 to be paid in three equal installments on December 31, 2005, 2006 and 2007. The initial payment was funded out of NutriSystem's cash balances.

Slim and Tone is a franchisor of women's express fitness centers. NutriSystem acquired all the assets of the business, which primarily consists of trademarks and other intellectual property, franchise agreements and certain other tangible and intangible assets.

The seller was not an affiliate of NutriSystem.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

NUTRI SYSTEM INC /DE/

Date: December 02, 2004.	By:	/s/ James D. Brown
James D. Brown
Chief Financial Officer